Exhibit 99.3

                            JOINT FILERS' SIGNATURES







/s/ Scott A. Arenare                                        04/20/2009
------------------------------------------------------      --------------------
Warburg Pincus & Co., by Scott A. Arenare                   Date
(Partner)
Signature of Reporting Person



/s/ Scott A. Arenare                                        04/20/2009
------------------------------------------------------      --------------------
Warburg Pincus LLC, by Scott A. Arenare                     Date
(Managing Director)
Signature of Reporting Person



/s/ Scott A. Arenare                                        04/20/2009
------------------------------------------------------      --------------------
Warburg Pincus Partners, LLC, by Warburg Pincus & Co.       Date
(Managing Member), by Scott A. Arenare (Partner)
Signature of Reporting Person



/s/ Scott A. Arenare                                        04/20/2009
------------------------------------------------------      --------------------
Charles R. Kaye, by Scott A. Arenare                        Date
(attorney-in-fact)*
Signature of Reporting Person



/s/ Scott A. Arenare                                        04/20/2009
------------------------------------------------------      --------------------
Joseph P. Landy, by Scott A. Arenare                        Date
(attorney-in-fact)**
Signature of Reporting Person


* The Power of Attorney given by Mr. Kaye was previously filed as Exhibit
24.2 with the Warburg Pincus Private Equity IX, L.P. Form 3 for Builders FirstSource, Inc., on March 3, 2006.

** The Power of Attorney given by Mr. Landy was previously filed as Exhibit
24.1 with the Warburg Pincus Private Equity IX, L.P. Form 3 for Builders FirstSource, Inc., on March 3, 2006.